Exhibit 32.2

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

     In connection with this quarterly report on Form 10-Q of MeriStar Hospitality Operating Partnership, L.P. (the “Issuer”) for the quarterly period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Donald D. Olinger, Chief Financial Officer of the Issuer, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C 78m or 78o(d)); and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Date: August 6, 2004

/s/ Donald D. Olinger
Donald D. Olinger
Executive Vice President and
  Chief Financial Officer
MeriStar Hospitality Operating
  Partnership, L.P.
MeriStar Hospitality Finance Corp.
MeriStar Hospitality Finance Corp. II
MeriStar Hospitality Finance Corp. III